Exhibit (21)



                          Subsidiaries of the Company


                                  (attached)

                          Subsidiaries of the Company


             Name                                         State of Domicile
             ----                                         -----------------

Provident Life and Accident Insurance Company                Tennessee

Provident Life and Casualty Insurance Company                Tennessee

Provident National Assurance Company                         Tennessee

The Paul Revere Life Insurance Company                       Massachusetts

The Paul Revere Variable Annuity Insurance Company           Massachusetts

GENEX Services, Inc.                                         Pennsylvania


                                      117